SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 17, 2001
                        (Date of earliest event reported)


                              SJNB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


         California                     0-11771                   77-0058227
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)



               One North Market Street, San Jose, California 95113 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (408) 947-7562

Item 9.       REGULATION FD DISCLOSURE.

SJNB Financial Corp. issued the following press release concerning its fourth quarter earnings on January 17, 2001:

FOR IMMEDIATE RELEASE Wednesday, January 17, 2001 @ 5:00 p.m. PST
COMPANY PRESS RELEASE
CONTACT: James R. Kenny, President and CEO, (408) 947-7562
         Eugene E. Blakeslee, Executive Vice President and CFO, (408) 938-1163

                              SJNB FINANCIAL CORP.
                            INCREASES NET INCOME 45%
                  COMPANY POSTS EIGHTH YEAR OF RECORD EARNINGS

San Jose, California, January 17, 2001 -- SJNB Financial Corp., (NASDAQ NMS:
SJNB), the parent company of San Jose National Bank, today reported record operating results for the year ended December 31, 2000. Net income, before merger related costs, net of tax, for the year 2000 was $10.771 million, compared with $7.426 million in 1999. This represented a 45% increase from the net income, before merger related costs, net of tax for the year ended December 31, 1999. For the year ended December 31, 2000, diluted earnings per share before merger related costs and net of tax rose 40% to $2.80 compared with $2.00 in the year ended December 31, 1999. Including merger related costs, net income was $8.624 million, or $2.24 per diluted share in the year ended December 31, 2000 and $7.117 million, or $1.91 per diluted share in the year ended December 31, 1999. Merger related costs included costs associated with the acquisition of Saratoga Bancorp on January 5, 2000, primarily investment bankers' fees, attorney fees, accounting fees, SEC filings, "change of control" contractual provisions and system conversions.

For the year ended December 31, 2000, return on average assets before merger related costs, net of tax and excluding amortization of intangibles was 1.78%. Return on average tangible equity before merger related costs, net of tax and excluding amortization of intangibles was 21.20%. SJNB's efficiency ratio before merger related costs, net of tax and excluding amortization of intangibles was 46.81%. Non performing assets were 0.07% of total assets.

The increase in net income for the year ended December 31, 2000 as compared to the year ended December 31, 1999 was primarily attributable to an increase in volume of assets and liabilities and an increase in the net interest margin for 2000 to 5.86% from 5.65% in 1999.
This was primarily a result of increases in the prime rate during 1999 and 2000 of 175 basis points. At December 31, 2000, compared to a year ago, SJNB's consolidated assets increased 21% to $687.8 million, loans and leases grew 15% to $463.3 million and deposits improved 24% to $585.3 million.

Net income for the fourth quarter of 2000 was $2.963 million. This represented an increase of 7.0% from $2.769 million reported in the quarter ended September 30, 2000. For the quarter ended December 31, 2000, diluted earnings per share rose 4.2% to $0.75 compared with $0.72 earnings per diluted share in the quarter ended September 30, 2000. This increase was primarily the result of increased volumes of both loans and leases and deposits.

The fourth quarter's net income represented a 66% increase over the $1.788 million reported in the same quarter a year ago before merger related costs and net of tax. Diluted earnings per share in the fourth quarter of 2000 rose 56% to $0.75 from the $0.48 reported for the fourth quarter of 1999 before merger related costs and net of tax. Including merger related costs, net income was $1.479 million, or $.40 per diluted share for the fourth quarter of 1999.

At December 31, 2000, SJNB's consolidated assets were $687.8, an increase of 5.8% from $649.9 million as of September 30, 2000, loans and leases were $463.3, representing growth of 6.8% from $433.9 million as of September 30, 2000 and deposits totaled $585.3, an improvement of 6.7% from $548.6 million as of September 30, 2000. For the quarter ended December 31, 2000, return on average assets excluding amortization of intangibles was 1.83%. Return on average tangible equity was 21.63%. SJNB's efficiency ratio excluding amortization of intangibles was 45.41%.

"We are extremely pleased with our continued ability to grow our earning assets and control our costs in 2000," stated James R. Kenny, President & Chief Executive Officer. "Our primary goal has been to provide excellent shareholder returns while maintaining superior credit quality and we believe that this year's results appropriately reflect our success in doing this. Total nonperforming assets at year-end remained low at .07% of total assets."

On January 3, 2001, the Federal Open Market Committee lowered its target for the interbank borrowing rate (the rate banks borrow and lend to each other) by 50 basis points to 6%. This action caused a decrease in SJNB's prime rate from 9.5% to 9%. SJNB's balance-sheet position at December 31, 2000 was asset-sensitive on a short-term basis, based on the significant amount of variable rate loans at that date, most of which will have immediate reductions in their interest rates. Rates paid on deposits generally will not be readjusted downward as quickly. This position has a short-term detrimental effect during times of interest rate decreases as net interest revenues are negatively impacted by a decline in interest rates. Future rate reductions will likely have a similar impact.

Mr. Kenny further noted, "The Federal Reserve's rate reductions were made based on a slowing economy and an attempt to forestall an economic recession. Management believes, however, that the Bank should be able to achieve loan and deposit growth in 2001 similar to its historical rates of growth. Additionally, as a result of the recent rate reductions, we anticipate our net interest margin in the first quarter of 2001 will be in a range of 5.70% to 5.80% and for the year within a range of approximately 5.70% to 5.85%. Based upon our currently projected growth rates and the anticipated range of the net interest margins for the first quarter and the year, we currently expect our first quarter diluted earnings per share to be between $0.70 to $0.73 and full-year 2001 diluted earnings per share to be between $2.95 and $3.05. Current analyst expectations have us in the range of $0.71 to $0.73 for the first quarter of 2001 and $3.04 to $3.05 for the full year."

"These expectations do not reflect the potential impact to the corporation of a tentative decision of the Financial Accounting Standards Board regarding an impairment only approach to accounting for goodwill. Under this tentative approach, which was announced on December 6, 2000, goodwill would be written down and expensed against earnings only in periods in which the recorded value of goodwill is more than its fair value. On a preliminary basis, Management believes if this change in the treatment for goodwill is adopted as proposed it could have a positive impact on the corporation's future results of operations. In 2000, the amortization of goodwill reduced diluted earnings per share by $0.11. There can be no assurance that the FASB will adopt a change consistent with the proposal it announced in December."

SJNB Financial Corp. is the parent company of San Jose National Bank. SJNB provides banking services to businesses and professionals requiring commercial and SBA loans, real estate construction loans, equipment leases, accounts receivable financing and factoring services. SJNB also offers innovative deposit products, including cash management systems and homeowners association banking services.

This release includes forward-looking information which is subject to the "safe harbor" created by Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual conditions, events or results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: changes in interest rates; the declining health of the economy, either nationally or regionally; the impact on the Company's local economy due to the current energy crisis impacting the State of California; competitive pressure in the banking industry; deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; the cost of funds; changes in business conditions, particularly in Santa Clara County real estate and high tech industries; certain operational risks involving data processing systems or fraud; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and the quarterly reports filed on Form 10-Q in 2000.

                                               SJNB Financial Corp.
                                        Consolidated Highlights (unaudited)
                               ($ and shares in thousands, except per share amounts)

                                                     For the three months ended                   For the twelve months ended
                                        December 31,       September 30,       December 31,               December 31,
                                            2000                2000               1999
                                                                                                   2000                 1999
                                        ----------------------------------------------------    --------- ---------- ----------

Operating Results:
Net interest income                            $8,768               $8,519            $7,357         $33,626            $27,565
Provision for loan or lease losses                200                  150               545             725                862
Non-interest income                               606                  583               308           1,606              1,866
Amortization of intangible assets                 110                  110               114             439                456
Non-interest expense, recurring                 4,257                4,313             4,429          16,493             15,608
Merger related costs, nonrecurring                ---                  ---               487           3,424                487
                                        --------------    -----------------    --------------    ------------    ---------------
  Income before income taxes                    4,807                4,529             2,577          14,151             12,018
Provision for income taxes:
  Income taxes, recurring                       1,844                1,760             1,276           6,803              5,079
  Income taxes, nonrecurring (1)                  ---                  ---             (178)         (1,276)              (178)
                                        --------------    -----------------                      ------------    ---------------
                                                                               --------------
                            Net income         $2,963               $2,769            $1,479          $8,624             $7,117
                                        ==============    =================    ==============    ============    ===============

Net income per share - basic                    $0.80                $0.75             $0.42           $2.35              $2.04
                                        ==============    =================    ==============    ============    ===============
Net income per share - diluted                  $0.75                $0.72             $0.40           $2.24              $1.91
                                        ==============    =================    ==============    ============    ===============

Excluding merger related costs, net of tax
  Net income per share - basic (2)              $0.80                $0.75             $0.51           $2.94              $2.13
                                        ==============    =================    ==============    ============    ===============
  Net income per share - diluted (2)            $0.75                $0.72             $0.48           $2.80              $2.00
                                        ==============    =================    ==============    ============    ===============
  Net income per share - diluted (2)(3)
    (excluding intangible
    amortization)                               $0.78                $0.74             $0.51           $2.91              $2.12
                                        ==============    =================    ==============    ============    ===============

Dividends per share (4)                         $0.16                $0.16             $0.14           $0.64              $0.56
                                        ==============    =================    ==============    ============    ===============
Average common shares outstanding               3,699                3,690             3,506           3,665              3,491
                                        ==============    =================    ==============    ============    ===============
Avg. common share equivalents
outstanding                                     3,928                3,865             3,738           3,854              3,722
                                        ==============    =================    ==============    ============    ===============

Annualized operating statistics excluding Merger related costs, net of tax:

Return on average assets (2)                    1.75%                1.70%             1.25%           1.70%              1.38%
Return on average assets (2)(3)                                      1.78%
  (excluding intangible amortization)           1.83%                                  1.33%           1.78%              1.48%
Return on average equity (2)                   19.75%               19.50%            13.38%          19.15%             14.29%
Return on average tangible                     21.63%               21.55%            15.29%          21.20%             16.37%
 equity (2)(3)
Efficiency ratio (recurring
  non-interest expense as a
  percentage of total revenues) (2)            46.59%               48.59%            59.27%          48.06%             54.58%
Efficiency ratio (2)(3)
  (excluding intangible amortization)          45.41%               47.39%            57.78%          46.81%             53.03%

Other annualized operating statistics:
Average equity to average assets                8.87%                8.72%             9.32%           8.87%              9.68%
Net (recoveries) chargeoffs to
  average loans and leases                    (0.02)%              (0.30)%             0.13%         (0.06)%            (0.02)%
Net interest margin (5)                         5.79%                5.83%             5.64%           5.86%              5.65%
Dividend payout ratio                          19.98%               21.32%            33.19%          27.20%             27.47%


(1)   Income taxes related to nonrecurring merger related costs.
(2) For twelve months ended 12/31/00 excludes $3,424 of merger related expense and $1,276 of related tax benefits. For three months ended 12/31/00 excludes $487 of merger related expense and $178 of related tax benefits.
(3) Excluded after-tax-effect of goodwill and core deposit intangible amortization.
(4)  Dividends per share represent amounts for SJNB Financial Corp. only.
(5) Adjusted to a fully taxable equivalent basis using the federal statutory rate.

Note: Prior periods have been restated to reflect, on a pooling-of-interests basis, the merger between SJNB Financial Corp. and Saratoga Bancorp which was consummated on January 5, 2000.


                                               SJNB Financial Corp.
                                        Consolidated Highlights (unaudited)
                               ($ and shares in thousands, except per share amounts)


Financial Condition                             December 31,          September 30,         December 31,
At period end (unaudited):                           2000                   2000                  1999
                                            -------------------------------------------------------------

Assets                                             $687,777             $649,887              $568,081
Loans and leases                                   $463,314             $433,895              $403,318
Allowance for loan and lease losses                 ($7,393)             ($7,169)              ($6,412)
Deposits                                           $585,343             $548,639              $473,733
Shareholders' equity                                $63,584              $58,652               $53,219
Tangible shareholders' equity                       $60,632              $55,364               $49,602
Shareholders' equity per share                       $16.97               $15.89                $14.81
Tangible shareholders' equity per share              $16.18               $15.00                $13.81
Shareholders' equity to assets                        9.24%                9.02%                 9.37%
Tangible shareholders' equity to
   tangible assets                                    8.85%                8.56%                 8.79%
Total risk-based capital                             12.19%               11.90%                12.34%
Common shares outstanding                             3,747                3,692                 3,593
Nonperforming loans and leases                         $456                 $952                $2,164
Other real estate owned                                ----                 ----                   ---
Nonperforming loans and leases to
   total loans and leases                             0.10%                0.22%                 0.54%
Nonperfoming assets to total assets                   0.07%                0.15%                 0.38%
Allowance for loan and lease losses
   to total loans and leases                          1.60%                1.65%                 1.59%
Allowance for loan and lease losses
   to nonperforming loans and leases                 1,621%                 753%                  296%

Note:  Prior periods have been restated to reflect, on a pooling-of-interests basis, the merger between SJNB
       Financial Corp. and Saratoga Bancorp which was consummated on January 5, 2000.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: January 18, 2001.

                                      SJNB FINANCIAL CORP.


                                      By   /s/ Eugene E. Blakeslee
                                        ------------------------------
                                        Eugene E. Blakeslee
                                        Executive Vice President and
                                        Chief Financial Officer